PHONE.COM REDEFINES THE MOBILE PORTAL
                      WITH THE ACQUISITION OF @MOTION INC.

             PHONE.COM TO INTEGRATE @MOTION'S INTERNET VOICE PORTAL TECHNOLOGY WITH ITS MYPHONE SERVICE CREATING THE FIRST
                     PORTAL WITH WAP, SMS, AND VOICE ACCESS

REDWOOD CITY, CALIF. (DECEMBER 21, 1999) - Phone.com, Inc. (Nasdaq: PHCM), a leading provider of mobile Internet software and services, today announced it has signed a definitive agreement to acquire @Motion Inc. for $285 million. Headquartered in Redwood Shores, California, @Motion is an emerging provider of Voice Portal technology for the converging telephony and Internet industries. @Motion's Internet Voice Portal(TM) will voice-enable both Phone.com's My Phone(TM) mobile portal and its UP.Link Service Suite(TM) WAP 1.1 platform. In addition, @Motion will add voice communications services such as virtual assistant and unified messaging to the MyPhone offering. The combined technology strengthens Phone.com's leading position by allowing network operators to augment their WAP offerings with voice access to subscribers' personal and Internet information.

"Phone.com's innovative software, licensed to 47 network operators and over 25 phone manufacturers worldwide, has lead the first stage of the mobile Internet revolution,"said Alain Rossmann, chairman and chief executive officer of Phone.com. "With the acquisition of @Motion, we are redefining the mobile Internet through the power and ubiquity of voice. True mobile portals are more than just a re-formatting of PC-oriented Web content. The MyPhone service will integrate powerful voice communication capabilities such as virtual Assistant and Unified Messaging with spoken access to email and information services. This acquisition will significantly expand Phone.com's potential market by enabling any phone to access the mobile Internet via voice."

This acquisition is in line with Phone.com's strategy to create the leading platform for the delivery of Internet services to mobile phones. "The @Motion acquisition is important because it demonstrates our commitment to offer new and innovative technologies that enable our customers to increase their per subscriber revenues while strengthening subscriber loyalty," said Alan Black, Phone.com's chief financial officer. "We are very excited to add @Motion's 40 employees to our team, including 30 engineers."

In connection with the acquisition, @Motion shareholders will receive $285 million or approximately 2.25 million shares of Phone.com based on the closing price of Phone.com common stock as of December 20,1999. The stock4or-stock transaction will be accounted for using purchase accounting and closing is anticipated to occur in the first calendar quarter of 2000. The acquisition is subject to customary closing conditions. Integration of the two companies and their products is expected to occur quickly as @Motion is located just a few miles from Phone.com's corporate headquarters. @Motion's employees will be integrated into Phone.com's engineering, marketing, and sales organizations.

@Motion's Internet Voice Portal employs a distributed architecture that enables voice service nodes to be placed at the network operator's switch locations, thereby eliminating long distance back-haul costs which have made other attempts at virtual assistants economically impractical.

@Motion's speaker-independent voice recognition and state-of-the-art text-to-speech technologies have been optimized for use by wireless subscribers and are designed to create an easy to use, fully interactive experience for users.

"The integration of @Motion's Internet Voice Portal with Phone.com's MyPhone Service and UP.Link Server Suite will create the industry's most advanced mobile Internet platform," said George Sollman, president and chief executive officer of @Motion. "The synergy with Phone.com's marketing and sales channels as well as technology fit made this a natural combination. Phone.com enables us to aggressively sell and market this technology to the widest customer base possible."

Dr. Hagen Hultzsch, Chairman of the Supervisory Board of T-Venture and Member of the Board of Deutsche Telekom AG, said, "The Internet is a key-technology and has become an important part of the world-wide economy. Internet access is of great importance to Deutsche Telekom. We have welcomed the opportunity to invest in @Motion, a pioneer with innovations that have provided the customers of both wireless carriers and portals with new ways to~access information on the Web via their wireless handsets. Moreover, we welcome the integration and cooperation of a voice category leader such as @Motion with the WAP wireless data category leader Phone.com. In consequence of this transaction we are pleased to enrich the investment portfolio of T-Venture with Phone.com."

ABOUT PHONE.COM

Phone.com, Inc. is a leading provider of software and services that enable the delivery of Internet-based information services to mass-market wireless telephones. Using its software, wireless subscribers have access to Internet-and corporate intranet-based services, including Email, news, stocks, weather, travel and sports. In addition, subscribers have access via their wireless telephones to network operators' intranet-based telephony services, which may include over-the-air activation, call management, billing history information, pricing plan subscription and voice message management. Phone.com is headquartered in Silicon Valley, California and has regional offices in Belfast, London and Tokyo. Visit http://www.phone.com for more information.

ABOUT @MOTION

@Motion Inc., was founded to link the Internet and mobile communications through "mobile-optimized" web portal offerings that deliver integrated communications, information and commerce services to any wireless subscriber. The company's founders and management team come from leading wireless, telecom, Internet and networking companies including Cisco Systems, Inc., 3Com Corporation, Centigram Communications, Inc., Sun Microsystems, Inc, keynote Systems, and Telco Systems. Visit http://www.atmotion-inc.com for more information.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Phone.com's limited operating history, potential fluctuations in Phone.com's operating results, uncertainties related to the Phone.com's long sales cycle and reliance on a small number of customers, Phone.com's dependence on the acceptance of its products by network operators and wireless subscribers, Phone.com's ability to adequately address the rapidly-evolving market for delivery of Internet-based services through wireless telephones, the need to achieve widespread integration of Phone.com's browser in wireless telephones, competition from companies with substantially greater financial, technical, marketing and distribution resources and the ability of Phone.com to manage a complex set of engineering, marketing and distribution relationships. Further information regarding these and other risks is included in Phone.com's Form 10-K dated September 24,1999 and in its other filings with the Securities and Exchange Commission.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, our limited operating history, fluctuations in our quarterly results, our ability to gain market acceptance of our products, competition, our ability to integrate any acquisitions, and other risks listed from time to time in our reports filed with the Securities and Exchange Commission, which factors are incorporated herein by reference.

Phone.com, the Phone.com name and logo, MyPhone and the family of terms carrying the "UP." prefix are trademarks of Phone.com, Inc. All Rights Reserved. All other company, brand and product names may be marks that are the sole property of their respective owners.

For further information:

Contact Phone.com Worldwide Public Relations

Phone.com, Inc.
Alexandrea Todd
Director Corporate Communications
+1(650) 817-1597
alex@corp.phone.com

The Carson Group
Bonnie McBride
Managing Director
+1(415)617-2540
bmcbride@carsongroup.com